As filed with the Securities and Exchange Commission on July 30, 2007

Investment Company Act File No. 811-10095

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 9	☒
(Check appropriate box or boxes)

MASTER VALUE OPPORTUNITIES LLC

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (800) 441-7762

Robert C. Doll, Jr.

Master Value Opportunities LLC

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Fund: Frank P. Bruno, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019-6018	BlackRock Advisors LLC 100 Bellevue Parkway Wilmington, DE 19809

EXPLANATORY NOTE

        This Registration Statement has been filed by Master Value Opportunities LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

        This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

        The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 38 of the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Value Opportunities Fund, Inc. (the “Fund”), as amended to date (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the Fund.

        The Fund invests all of its assets in interests of the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A

July 30, 2007

Master Value Opportunities LLC

        Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies and Related Risks.

        (a) Investment Objective.

        The investment objective of the Master LLC is to seek long term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that management of the Master LLC believes have special investment value and emerging growth companies regardless of size.

        (b) Implementation of Investment Objective.

        Outlined below are the main strategies the Master LLC uses in seeking to achieve its investment objective.

        The Master LLC tries to choose investments for capital appreciation — that is, investments that will increase in value. The Master LLC invests in a diversified portfolio primarily consisting of common stock of small and emerging growth companies. Small companies are those whose market capitalization is similar to the market capitalization of companies in the Russell 2000® Index or the S&P SmallCap 600® Index at the time of the Master LLC’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market capitalization companies. As of June 30, 2007, the Russell 2000® Index included companies with capitalizations between $125 million and $3.3 billion and the S&P SmallCap 600® included companies with capitalizations between $70 million and $5.01 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index.

        The equity securities in which the Master LLC may invest include:

•	Common stock

•	Preferred stock

•	Securities convertible into common stock

•	Index securities that are based on a group of common stocks

•	Derivative instruments, such as options and futures, the values of which are based on a common stock or group of common stocks

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        Master LLC management chooses investments using a fundamental, value oriented investing style. This means that the Master LLC seeks to invest in companies that Master LLC management believes to be undervalued. Master LLC management may consider a company’s stock to be undervalued when the stock’s current price is less than what the Master LLC believes a share of the company is worth. A company’s worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management, and overall business prospects. A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Master LLC management may also determine a company is undervalued if its stock price is down because of temporary factors from which Master LLC management believes the company will recover. Additionally, management of the Master LLC may acquire the securities of companies that are in a particular industry or related industries or market segments together as a “basket” or group in a single transaction. The Master LLC may subsequently sell such “basket” as a unit or it may sell only selected securities and continue to hold other securities acquired in the “basket.”

        The Master LLC may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Master LLC determines that the issuer no longer meets the criteria Master LLC management has established for the purchase of such securities or if Master LLC management thinks there is a more attractive investment opportunity in the same category.

        Master LLC management seeks to invest in small companies that:

•	are trading at the low end of their historical price-book value or enterprise value-sales ratios

•	have strong management

•	have particular qualities that affect the outlook for that company, such as strong research capabilities, new or unusual products or occupation of an attractive market niche

•	have the potential to increase earnings over an extended period of time

        Master LLC management seeks to invest in emerging growth companies that:

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•	occupy dominant positions in new, developing industries or have a significant market share in a large, fragmented industry or are relatively undervalued in the marketplace when compared to their favorable market potential

•	have strong management

•	have rapid growth rates or above-average returns on equity

•	demonstrate successful product development and marketing capabilities

        Master LLC management also considers other factors, such as the level of competition in an industry or the extent of government regulation. The Master LLC may also purchase the stock of a company that has suffered a recent earnings decline if Master LLC management believes that the decline is temporary or cyclical and will not significantly affect the company’s long term growth.

        The Master LLC will invest primarily in U.S. companies that do most of their business in the United States, but may invest a portion of its assets in foreign companies. It is anticipated that in the immediate future, the Master LLC will invest not more than 30% of its total assets in the securities of foreign issuers, including issuers in emerging markets.

        The Master LLC has no stated minimum holding period for investments, and will buy or sell securities whenever the Master LLC’s management sees an appropriate opportunity.

        In addition to the main strategies discussed above, the Master LLC may use certain other investment strategies.

        The Master LLC may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stock and debt securities, U.S. Government and money market securities, including repurchase agreements or cash, in such proportions as BlackRock Advisors LLC (the “Investment Adviser”) may determine. Normally, a portion of the Master LLC’s assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short-term investments and temporary defensive positions may be more easily sold and may have more limited risk of loss but may limit the Master LLC’s ability to achieve its investment objective.

        The Master LLC may use derivatives either to hedge its investment portfolio against market and currency risks or to seek to enhance returns. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the Standard & Poor’s 500 Index). The derivatives that the Master LLC may use include, but are not limited to, futures, forwards, options, and indexed securities.

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        The Master LLC may also engage in short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Master LLC does not own declines in value. The Master LLC will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

        The Master LLC may also make short sales “against the box” without limitation. In this type of short sale, at the time of the sale, the Master LLC owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

        The Master LLC may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

        (c) Risks

        Set forth below is a summary discussion of the general risks of investing in the Master LLC. As with any fund, there can be no guarantee that a Master LLC will meet its objective, or that the Master LLC’s performance will be positive over any period of time. Investors may lose money investing in the Master LLC.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master LLC invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Master LLC management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.

Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Master LLC’s investment in a small cap or emerging growth company may lose substantial value.

The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.

Value Investing Style Risk — The Master LLC follows an investing style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Master LLC may underperform other equity funds that use different investing styles.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master LLC will lose money. In particular, the Master LLC is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master LLC to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

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Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master LLC’s ability to purchase or sell foreign securities or transfer the Master LLC’s assets or income back into the United States, or otherwise adversely affect the Master LLC’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.

Currency Risk — Securities and other instruments in which the Master LLC invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master LLC’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master LLC management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Master LLC Assets Outside the United States — The Master LLC generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master LLC’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master LLC to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master LLC can earn on its investments and typically results in a higher operating expense ratio for the Master LLC than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master LLC to carry out transactions. If the Master LLC cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master LLC cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master LLC could be liable for any losses incurred.

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The Master LLC may also be subject to certain other risks associated with its investments and investment strategies, including:

Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Illiquid Securities — The Master LLC may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Master LLC buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Master LLC may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Master LLC may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Master LLC management receives material nonpublic information about the issuer, the Master LLC may as a result be unable to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Derivatives— The Master LLC may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Master LLC to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Master LLC.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

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        The Master LLC may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Master LLC uses a derivative to offset the risks associated with other Master LLC holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Master LLC or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Master LLC, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Master LLC’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Master LLC is not required to use hedging and may choose not to do so.

        Because the Master LLC may use derivatives to seek to enhance returns, its investments will expose the Master LLC to the risks outlined above to a greater extent than if the Master LLC used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Securities Lending — The Master LLC may lend securities with a value up to 33 1/3%% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master LLC.

Borrowing and Leverage Risk — The Master LLC may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Master LLC shares and in the return on the Master LLC’s portfolio. Borrowing will cost the Master LLC interest expense and other fees. The costs of borrowing may reduce the Master LLC’s return. Certain derivative securities that the Master LLC may buy or other techniques that the Master LLC may use may create leverage, including, but not limited to, when-issued securities, forward commitments and futures contracts and options.

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Short Sales – Because making short sales in securities that it does not own exposes the Master LLC to the risks associated with those securities, such short sales involve speculative exposure risk. The Master LLC will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master LLC replaces the borrowed security. The Master LLC will realize a gain if the security declines in price between those dates. As a result, if the Master LLC makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master LLC will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master LLC’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master LLC may also pay transaction costs and borrowing fees in connection with short sales.

Standby Commitment Agreements — Standby commitment agreements commit the Master LLC, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Master LLC at the option of the issuer. Standby commitment agreements involve the risk that the security the Master LLC buys will lose value prior to its delivery to the Master LLC and will no longer be worth what the Master LLC has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Master LLC loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

When Issued and Delayed Delivery Securities and Forward Commitments — The Master LLC may purchase or sell securities that it is entitled to receive on a when-issued basis. The Master LLC may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Master LLC buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master LLC loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Investment in Other Investment Companies — The Master LLC may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Master LLC acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Master LLC (including management and advisory fees) and, indirectly, the expenses of the investment companies.

        (d) Portfolio Holdings.

        For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.

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Item 5. Management, Organization and Capital Structure.

        (a)(1) Investment Adviser

        BlackRock Advisors, LLC, the Investment Adviser of the Master LLC, manages the Master LLC’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Investment Adviser is ultimately responsible for the management of the Master LLC, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc. On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. whereby Merrill Lynch & Co., Inc.’s investment management business combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management.

        The Investment Adviser has the responsibility for making all investment decisions for the Master LLC. The Investment Adviser has a sub-advisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the management fee paid to the Investment Adviser by the Master LLC under the investment advisory agreement between the Investment Adviser and the Master LLC. The Sub-Adviser is responsible for the day-to-day management of the Master LLC’s portfolio.

        The Master LLC pays the Investment Adviser a monthly fee at the annual rate of 0.50% of the average daily net assets of the Master LLC for the first $1 billion; 0.475% of the average daily net assets of the Master LLC from $1 billion to $1.5 billion; and 0.45% of the average daily net assets of the Master LLC above $1.5 billion.

        Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. acted as the Master LLC’s Investment Adviser and was compensated according to the same advisory fee rates. For the fiscal year ended March 31, 2007, the Investment Adviser and FAM received an advisory fee at the annual rate of 0.47% of the Master LLC’s average daily net assets.

        A discussion of the basis for the Board of Directors’ approval of the investment advisory agreement with the Investment Adviser and the sub-advisory agreement between the Investment Adviser and the Sub-Adviser is included in the Master LLC’s annual shareholder report for the fiscal year ended March 31, 2007.

        The Investment Adviser was organized in 1994 to perform advisory services for investment companies. BlackRock Investment Management, LLC is a registered investment adviser and a commodity pool operator organized in 1999. The Investment Adviser and its affiliates had approximately $1.23 trillion in investment company and other portfolio assets under management as of June 30, 2007.

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        From time to time, a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

        Conflicts of Interest

        The investment activities of the Investment Adviser and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively with the Investment Adviser, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master LLC. The Investment Adviser and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. One or more Affiliates act or may act as an investor, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Master LLC directly and indirectly invests. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Master LLC. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate having positions that are adverse to those of the Master LLC. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Master LLC may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate-advised client may adversely impact the Master LLC. Transactions by one or more Affiliate-advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Master LLC may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC. The Master LLC may also make brokerage and other payments to an Affiliate in connection with the Master LLC’s portfolio investment transactions.

        Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

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        The activities of the Investment Adviser and its Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

        (a)(2) Portfolio Manager(s).

        R. Elise Baum is the portfolio manager of the Master LLC and is primarily responsible for the day-to-day management of the Master LLC’s portfolio and the selection of its investments. Ms. Baum has been the Master LLC’s portfolio manager since 2002. Ms. Baum is a Managing Director of BlackRock, Inc. Prior to joining BlackRock in 2006, she was a Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) from 2000 to 2006, a First Vice President thereof from 1999 to 2000 and a Director thereof from 1997 to 1999. She has been a portfolio manager with the Investment Adviser or MLIM for more than nine years. For more information about the portfolio manager’s compensation, other accounts she manages and her ownership of Fund shares, please see Part B of this registration statement.

        (b) Capital Stock.

        Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

        Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

        Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 6 herein.

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Item 6. Shareholder Information.

        (a) Pricing of Interests in the Master LLC

        The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its interests. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. As a result, the Master LLC’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Master LLC. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

        Securities of small cap and emerging growth companies may trade less often and/or in lower volumes than those of larger capitalization companies. Thus, changes in the value of the Master LLC’s holdings may occur between the time when the the Master LLC’s net asset value is calculated and the time the prices of the Master LLC’s holdings next change and the Master LLC may be required to fair value these securities.

        The Master LLC may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

        The Board has adopted valuation procedures for the Master LLC and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Master LLC’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Master LLC. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

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        If, after the close of the principal market on which a security held by the Master LLC is traded and before the time as of which the Master LLC’s net asset value is calculated that day, a significant event occurs that the Investment Adviser determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security. The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Master LLC may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Directors to take such volatility into account.

        The Master LLC’s use of fair value pricing is designed to ensure that the Master LLC’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Master LLC on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

        Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.

        (b) Purchase of Interests in the Master LLC.

        Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Master LLC.

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        The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        (c) Redemption of Interests in the Master LLC.

        A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. The proceeds of the withdrawal will be paid by the Master LLC normally on the business day on which the withdrawal is effected, but in any event within seven days. Interests may not be transferable and no transferee may be recognized as a holder of Master LLC interests except with the prior written consent of all of the Directors and all remaining holders of interests.

        (d) Dividends and Distributions

        Not applicable.

        (e) Frequent Purchase and Redemption of Master LLC Interests.

        The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares — Short Term Trading” in Part A of the BlackRock Registration Statement for more information.

        (f) Tax Consequences.

        The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC was only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership or disregard entity, a Feeder Fund will take into account its share of the Master LLC ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

A-14

Item 7. Distribution Arrangements.

        (a) Sales Loads.

        Not applicable.

        (b) 12b-1 Fees.

        Not applicable.

        (c) Multiple Class and Master Feeder Funds.

        The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

        The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by Feeder Funds may offset each other and produce a lower net cash flow.

        A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

        The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Master/Feeder Structure.”

A-15

PART B

July 30, 2007

Master Value Opportunities LLC

Item 9. Cover Page and Table of Contents.

        This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Value Opportunities LLC (the “Master LLC”), dated July 30, 2007, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

        As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Value Opportunities Fund, Inc. (the “Fund”), as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the Fund. Part B of the BlackRock Registration Statement includes the statement of additional information of the Fund.

        The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

B-1

Item 10. Master LLC History.

        The Master LLC is an open-end investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware. Prior to July 26, 2004, the Master LLC was named Master Small Cap Value Trust. On July 26, 2004 it changed its name to Master Value Opportunities Trust. On June 15, 2007, it converted to a Delaware limited liability company and changed its name to Master Value Opportunities LLC.

Item 11. Description of the Master LLC and Its Investments and Risks.

        The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

B-2

        Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

        Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Fund’s Registration Statement.

Item 12. Management of the Master LLC.

        (a) Management Information.

        The Board of Directors of the Master LLC consists of five individuals, four of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

        Biographical Information. Certain biographical and other information relating to the non-interested Directors is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships.

B-3

Name, Address(a) and Age of Director	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Donald W. Burton (63)	Director	Director since 2002	Managing General Partner of The Burton Partnership, Limited Partnership (an investment partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration since 2001.	20 registered investment companies consisting of 32 portfolios	Knology, Inc. (telecommunications); Symbion, Inc. (healthcare); Capital Southwest (financial).

John Francis O’Brien(63)	Director	Director since 2005	President and Chief Executive Officer of Allmerica Financial Corporation (financial services holding company) from 1995 to 2002 and Director from 1995 to 2003; President of Allmerica Investment Management Co., Inc. (investment adviser) from 1989 to 2002, Director from 1989 to 2002 and Chairman of the Board from 1989 to 1990; President, Chief Executive Officer and Director of First Allmerica Financial Life Insurance Company from 1989 to 2002 and Director of various other Allmerica Financial companies until 2002; Director from 1989 to 2006, Member of the Governance Nominating Committee from 2004 to 2006, Member of the Compensation Committee from 1989 to 2006 and Member of the Audit Committee from 1990 to 2004 of ABIOMED; Director, Member of the Governance and Nomination Committee and Member of the Audit Committee of Cabot Corporation since 1990; Director and Member of the Audit Committee and Compensation Committee of LKQ Corporation since 2003; Lead Director of TJX Companies, Inc. since 1996; Trustee of the Woods Hole Oceanographic Institute since 2003. Director, Ameresco, Inc. since 2006. Director, Boston Lyric Opera since 2002.	20 registered investment companies consisting of 32 portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

David H. Walsh (65)	Director	Director since 2003	Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming since 2006; Consultant with Putnam Investments from 1993 to 2003, and employed in various capacities therewith from 1973 to 1992; Director, Massachusetts Audubon Society from 1990 to 1997; Director, The National Audubon Society from 1998 to 2005; Director, The American Museum of Fly Fishing since 1997.	20 registered investment companies consisting of 32 portfolios	None

Fred G. Weiss (65)(c)	Director	Director since 2000	Managing Director of FGW Associates since 1997; Vice President, Planning, Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of the Michael J. Fox Foundation for Parkinson's Research since 2000; Director of BTG International Plc (a global technology commercialization company) since 2001.	20 registered investment companies consisting of 32 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company).

(a)	The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
(b)	Each Director serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Master LLC ‘s by-laws or limited liability company agreement or by statute, or until December 31 of the year in which he or she turns 72.
(c)	Chairman of the Board of Directors and the Audit Committee.

B-4

        Certain biographical and other information relating to the Director who is an officer and “interested person” of the Master LLC as defined in the Investment Company Act and to the other officers of the Master LLC is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address(a) and Age of Director	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Robert C. Doll, Jr.(c) (52)	President and Director	Director (d) and President since 2005	Vice Chairman and Director of BlackRock, Inc., Global Chief Investment Officer for Equities, Chairman of the BlackRock Retail Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates (“MLIM/FAM-advised funds”) from 2005 to 2006 and Chief Investment Officer thereof from 2001 to 2006; President of MLIM and Fund Asset Management, L.P. (“FAM”) from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) and President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	121 registered investment companies consisting of 161 portfolios	None

Donald C. Burke (47)	Vice President and Treasurer	Vice President and Treasurer since 2000	Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P. in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997.	258 registered investment companies consisting of 574 portfolios	None

Karen Clark (42)	Chief Compliance Officer	Chief Compliance Officer since 2007	Managing Director of BlackRock, Inc. and Chief Compliance Officer of certain BlackRock-advised funds since 2007; Director of BlackRock, Inc. from 2005 to 2007; Principal and Senior Compliance Officer, State Street Global Advisors, from 2001 to 2005; Principal Consultant, PricewaterhouseCoopers, LLP from 1998 to 2001; and Branch Chief, Division of Investment Management and Office of Compliance Inspections and Examinations, U.S. Securities and Exchange Commission, from 1993 to 1998.	121 registered investment companies consisting of 161 portfolios	None

Alice A. Pellegrino (47)	Secretary	Secretary since 2004	Director of BlackRock, Inc. since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 1999; Secretary of MLIM, FAM, FAM Distributors, Inc. (“FAMD”) and Princeton Services from 2004 to 2006.	121 registered investment companies consisting of 161 portfolios	None

(a)	The address of each officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.
(b)	Each officer is elected by and serves at the pleasure of the Board of Directors of the Master LLC.
(c)	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his positions with BlackRock, Inc. and its affiliates.
(d)	As a Director, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Master LLC’s By-laws or limited liability company or by statute.

B-5

        (b) Board of Directors.

        Each non-interested Director is a member of the Master LLC’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Master LLC’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Master LLC management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Master LLC; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Master LLC independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Master LLC’s accounting and financial reporting policies, procedures and internal control over financial reporting and Master LLC management’s responses thereto. The Board of the Master LLC has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended March 31, 2007.

        Each non-interested Director is also a member of the Master LLC’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Directors of the Master LLC and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the nomination of the Master LLC’s non-interested Directors, the Nominating Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the fiscal year ended March 31, 2007.

        Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2006 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master LLC*	Aggregate Dollar Range of Equity Securities in Supervised Funds

Interested Director:
Robert C. Doll, Jr.	N/A	Over $100,000
Non-Interested Directors:
Donald W. Burton	N/A	None
John Francis O’Brien	N/A	None
David H. Walsh	N/A	Over $100,000
Fred G. Weiss	N/A	Over $100,000

*	The Master LLC does not sell interests to the public.

        As of the date of this Part B, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2006, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Investment Adviser.

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        (c) Compensation

        The Master LLC and each Feeder Fund pay each non-interested Director a combined fee for service on the Board and the Audit Committee of $10,000 per year plus $1,000 per in-person Board meeting attended and $1,000 per in-person Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional fee of $3,575 per year. The Feeder Fund/Master LLC reimburses each non-interested Director for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings.

        The following table sets forth the compensation earned by the non-interested Directors for the fiscal year ended March 31, 2007 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2006.

Name	Compensation from the Fund/Master LLC	Pension or Retirement Benefits Accrued as Part of Fund/Master LLC Expenses	Aggregate Compensation from the Fund/Master LLC and Other BlackRock-advised Funds (a)

Donald W. Burton	$18,000	None	$203,250
Laurie Simon Hodrick(b)	$ 1,667	None	$ 17,458
John Francis O’Brien	$18,000	None	$206,250
David H. Walsh	$18,000	None	$203,250
Fred G. Weiss(c)	$20,000	None	$234,250

(a)	For the number of BlackRock-advised funds from which each current non-interested Director receives compensation, see the chart beginning on p. I-5.
(b)	Ms. Hodrick resigned as a Director of the Master LLC and as a director or trustee of certain other BlackRock-advised funds effective May 1, 2006.
(c)	Chairman of the Board of Directors and the Audit Committee.

        (d) Sales Loads.

        Not Applicable

        (e) Code of Ethics.

        The Master LLC, the Feeder Fund, the Investment Adviser, the Sub-Adviser, FAMD and BlackRock Distributors, Inc. each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

        (f) Proxy Voting Policies.

        Information relating to the Master LLC proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

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Item 13. Control Persons and Principal Holders of Securities.

        All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

        As of July 20, 2007 the Fund, a Maryland corporation, owned 100% of the Master LLC and, therefore, controls the Master LLC.

Item 14. Investment Advisory and Other Services.

        The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

        Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.		Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement

Item 14	(a)	Part B – Part I: Management and Advisory Arrangements(a) Part B – Part II: Management and Other Service Arrangements

Item 14	(c)	Part B – Part I: Management and Advisory Arrangements(a) Part B – Part II: Management and Other Service Arrangements

Item 14	(d)	Part B – Part I: Management and Advisory Arrangements(a)

Item 14	(e)	Not Applicable

Item 14	(f)	Not Applicable

Item 14	(g)	Not Applicable

Item 14	(h)	Part A – Back Cover Part B: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”
(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

B-8

        BlackRock Distributors, Inc., (“BDI”) 760 Moore Road, King of Prussia, Pennsylvania, 19406, and FAM Distributors, Inc., (“FAMD” and, together with BDI, the “Placement Agents”) 800 Scudders Mill Road, Plainsboro, New Jersey 08536, each an affiliate of the Investment Adviser, each act as placement agent for the Master LLC pursuant to separate placement agent agreements (the “Placement Agent Agreements”). Under the Placement Agent Agreements, BDI and FAMD receive no compensation for acting as placement agents for the Master LLC.

Item 15. Portfolio Manager(s).

        R. Elise Baum is the Master LLC’s portfolio manager and is primarily responsible for the day-to-day management of the Master LLC’s portfolio and the selection of its investments. Information about the portfolio manager’s compensation, other accounts she manages and her ownership of Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the BlackRock Registration Statement.

Item 16. Brokerage Allocation and Other Practices.

        Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statement.

Item 17. Capital Stock and Other Securities.

        The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Master LLC’s limited liability company agreement, the Directors may permit the purchase of interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

        The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Fund is entitled to vote in proportion to its investment in the Master LLC. The Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote or upon written request of Feeder Funds holding in the aggregate not less than 10% of the interests of the Master LLC. The Directors may elect to dissolve the Master LLC without a vote of the interest holders.

B-9

Item 18. Purchase, Redemption and Pricing of Securities.

        The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

        (a) Purchase of Interests in the Master LLC.

        The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “Exchange”) on each day the Exchange is open for trading based upon prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the Exchange is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business on the Exchange or the next determination of the aggregate net asset value of the Master LLC.

        Equity securities that are held by the Master LLC that are traded on stock exchanges or the NASDAQ Stock Market, Inc. are valued at the last sale price or official closing price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the OTC market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Master LLC. Short positions traded in the over-the-counter (“OTC”) market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

B-10

        Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

        Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

        Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Master LLC’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Master LLC’s Board of Directors.

        Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Master LLC.

        The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

B-11

        (b) Fund Reorganizations.

        Not Applicable.

        (c) Offering Price.

        Not Applicable.

        (d) Redemptions in Kind.

        Not Applicable.

        (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares.

        Not Applicable.

Item 19. Taxation of the Master LLC.

        The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

        The Master LLC’s fiscal year end is March 31. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

        It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

        Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

        If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in (or owner of ) the Master LLC, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

B-12

        The Master LLC may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

        The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing Feeder Fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

        The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 20. Underwriters.

        The exclusive placement agents for the Master LLC are FAMD and BDI, both affiliates of the Investment Adviser. BDI and FAMD receive no compensation for acting as placement agents for the Master LLC. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 21. Calculation of Performance Data.

        Not Applicable.

Item 22. Financial Statements.

        The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2006 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday.

B-13

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number			Description

1	(a)	—	Certificate of Trust.(a)
	(b)	—	Declaration of Trust, dated May 2, 2000.(a)
	(c)	—	Certificate of Amendment of Master Value Opportunities Trust, dated July 23, 2004.(h)
	(d)	—	Certificate of Conversion Converting Master Value Opportunities Trust to Master Value Opportunities LLC, dated June 15, 2007.
	(e)	—	Certificate of Formation of Master Value Opportunities LLC, dated June 15, 2007.
	(f)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.
2		—	By-Laws of the Registrant, dated June 15, 2007.
3		—	Portions of the LLC Agreement and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4	(a)	—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors LLC.(i)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors LLC and BlackRock Investment Management, LLC.(i)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custodian Agreement between the Registrant and The Bank of New York.(a)
8	(a)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(“FAMD”)(i)
	(b)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc.(“BDI”)(i)
	(c)	—	Form of Subscription Agreement for the acquisition of interests in Registrant.(a)
	(d)	—	Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(c)
	(e)	—	Form of Administrative Service Agreement between the Registrant and State Street Bank and Trust Company.(d)
	(f)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now BlackRock Investment Management LLC), dated August 10, 2001.(f)
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	None
11		—	None.
12		—	Certificate of Merrill Lynch Small Cap Value Fund, Inc.(a)
13		—	Code of Ethics.(e)
14		—	Power of Attorney.(g)

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(a)	Previously filed as an exhibit to the Registrant’s initial Registration Statement on Form N-1A under the Investment Company Act of 1940 on September 1, 2000.
(b)

Reference is made to the Registrant's Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(d) and 1(e), respectively, and to the following portions of the Registrant's LLC Agreement, filed as Exhibit 1(f): Article I (Sections 1.1 and 1.2) Article II (Sections 2.2, 2.4 and 2.7) Article III (Sections 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12) Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9) Article VI (Section 6.1) Article VII (Sections 7.1 and 7.2) Article VIII (Sections 8.1, 8.3, 8.6 and 8.8) Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7) Article X (Sections 10.2, 10.3, 10.4 and 10.5) Article XI (Sections 11.3 and 11.5).
Reference is also made to the following portions of the Registrant's By-Laws, filed as Exhibit 2: Article I (Sections 1.1, 1.2, 1.3, 1.4, 1.5) Article III (Sections 3.6, 3.7 and 3.10) Article V (Sections 5.1 and 5.2) Article VI (Section 6.2).

(c)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(e)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(f)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(g)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Treasury Money Fund (File No. 33-37537), filed on March 27, 2007.
(h)	Previously filed as an exhibit to Amendment No. 5 the Registrant’s Registration Statement on Form N-1A on July 28, 2004.
(i)	Previously filed as an exhibit to Amendment No. 8 the Registrant’s Registration Statement on Form N-1A on October 5, 2006.

Item 24. Persons Controlled by or Under Common Control with Registrant.

        The Registrant does not control and is not under common control with any other person.

C-2

Item 25. Indemnification.

        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.1, 8.2 and 8.3, of Article VIII of the LLC Agreement (Exhibit 1(f) to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

        Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

        Article VIII, Section 8.2 of the LLC Agreement provides:

        The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (b) the Company shall be insured against losses arising by reason of any lawful advances; or

        (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

        (ii) an independent legal counsel in a written opinion.

C-3

        Article VIII, Section 8.3 of the LLC Agreement further provides:

        Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company.

        As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

        See Item 5 in Part A and Item 14 in Part B of this Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836).

        (b) BlackRock Investment Management, LLC (“BIM”) is an indirect, wholly owned subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The information required by this Item 26 about officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-56972).

C-4

Item 27. Principal Underwriters.

        (a) FAMD and BDI act as the placement agents for the Registrant and as placement agent or as the principal underwriter for each of the following open-end registered investment companies including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock International Value Fund, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, BlackRock Real Investment Fund, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc., BlackRock Senior Floating Rate Fund II, Inc., Multi-Strategy Hedge Advantage and Multi-Strategy Hedge Opportunities LLC.

        BDI currently also acts as distributor for BlackRock Funds, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

        (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant

Robert Zakem	President	None
Mitchell Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Martin Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Director	None

C-5

        The principal business address of each director, officer or partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position With BDI
Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Kristen Nolan	Assistant Secretary and Assistant Clerk

        (c) Not applicable.

Item 28. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

        (a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

        (b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to functions as placement agent).

        (c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

        (d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536 (records relating to its functions as sub-adviser).

Item 29. Management Services.

        Other than as set forth or incorporated by reference in Item 5 of the Registrant’s Part A and Item 12 and Item 14 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

        Not applicable.

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SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on July 30, 2007.

MASTER VALUE OPPORTUNITIES LLC (Registrant)

By:	/S/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

EXHIBIT INDEX

Exhibit Number			Description
1	(d)	—	Certificate of Converstion Converting Master Value Opportunities Trust to Master Value Opportunities LLC.
1	(e)	—	Certificate of Formation of Master Value Opportunities LLC.
1	(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.
2		—	By-Laws of the Registrant, dated June 15, 2007.